ARTICLES OF INCORPORATION

                                       OF

                      TECHNICAL ENVIRONMENT SOLUTIONS, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of Colorado these ARTICLES OF INCORPORATION.


                                   ARTICLE I.

                                      NAME

     The name of the corporation shall be Technical Environment Solutions, Inc..


                                   ARTICLE II.

                               PERIOD OF DURATION

     This corporation shall exist perpetually unless dissolved according to law.


                                  ARTICLE III.

                                     PURPOSE

     The purpose for which this corporation is organized is to conduct a brokerage of used electronic equipment as well as the recycling and marketing thereof as well as to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Corporation Code.


                                   ARTICLE IV.

                                     CAPITAL

     The aggregate number of shares which this corporation shall have the authority to issue is 20,000,000 shares, each without par value, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.




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                                   ARTICLE V.

                                PREEMPTIVE RIGHTS

     A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.





                                   ARTICLE VI.

                                CUMULATIVE VOTING

     The shareholders shall not be entitled to cumulative voting.





                                   ARTICLE 7.

                               STOCK RESTRICTIONS

     The board of directors may cause any shares issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as it determines, which may be created by provision in the Bylaws of the corporation or in minutes of proceedings by the Board, provided, however, notice of such restrictions, qualifications, limitations or special rights must be stated on the share certificates, and provided further, that no shares sold outside the United States to persons who are not "U.S. person" under United States Securities and Exchange Commission Regulation S ("Regulation S") under the United States Securities Act of 1933 ("1933 Act"), shall be sold to a U.S. person or to or for the account of a U.S. Person, for a period of one year after purchase unless such sale is registered under the Act, and that otherwise all sales of such shares shall only be effected in accordance with Regulation S, registration under the 1933 Act, or pursuant to an exemption from such registration, and provided further, that certificates for all shares sold outside the United States to persons who are not U.S. persons shall bear the restrictive legend required by Regulation S.







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                                   ARTICLE 8.

                           REGISTERED OFFICE AND AGENT

     The initial registered office of the corporation shall be c/o Rossi & Maricle, a professional Corporation, 4250 Republic Plaza, 370 17th Street, Denver, Colorado 80202 and the name of the initial registered agent at such address is Paul T. Maricle, Esq. Either the registered office or the registered agent may be changed in the manner provided by law.


                                   ARTICLE 9.

                           INITIAL BOARD OF DIRECTORS

     The initial  Board of Directors of the  corporation  shall consist of three
(3) directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are as follows:

   Name             Address
   ----             -------
   Gerd Behrens     Karl-Bohm-Stra(beta)e 2, 855 98 Baldham, Germany
   Inga Haake       Adler Stra(beta)e 27, 81827 Munich, Germany
   Thomas Pilz      Hans-Pinsel-Stra(beta)e 9A, 85540 Haar (bei Munich), Germany



                                   ARTICLE 10.

                                 INDEMNIFICATION

     A. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     B. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.


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     C.        To the extent that a director,  officer,  employee,  fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in A or B of this Article
          10. or in defense of any claim, issue, or matter therein, he shall be indemni fied against expense (including attorney fees) actually and reasonably incurred by him in connection therewith.

     D. Any indemnification under A or B of this Article 10. (unless ordered by a court) and as distinguished from C of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduc iary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in A or B above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     E. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in C or D of this Article 10. upon receipt of an undertakin g by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article 10.



                                   ARTICLE 11.

                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

     a. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;


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     b.   The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     c.   The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.


                                   ARTICLE 12.

                                  INCORPORATOR

     The name and address of the incorporator is as follows:

     Ronald G. Rossi, Esq.     4250 Republic Plaza, 370 17th Street,
                               Denver, Colorado 80202


     IN WITNESS WHEREOF, the above-named incorporator signed these ARTICLES OF INCORPORATION on June 21, 1994.

                                               /s/  Ronald G. Rossi
                                               ---------------------------------
                                               Ronald G. Rossi, Esq

STATE OF COLORADO                   )
                                    )  ss.
COUNTY OF DENVER                    )


          Subscribed and sworn to before me this 21st day of June, 1994, by Ronald G. Rossi, Esq.

          WITNESS my hand and official seal.

                                                /s/  Paul Maricle
                                                --------------------------------
                                                Notary Public

          Notary's address:     4250 Republic Plaza, 370 17th Street,
                                Denver, Colorado 80202


My commission expires: June 29, 1997.



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